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                                                           50 Briar Hollow Lane
                                                           Suite 515 West
                                                           Houston, TX 77027
                                                           Phone:  713/621-9424
                                                           Fax:  713/621-9492


                    ROCKPORT GROUP OF TEXAS, INC.




October 31, 1997




Mr. William W. Wollenberg
225 Furrow Way
Monument, CO 80132


Dear Bill:


This letter is a formal offer for you to join our staff to lead the sales and marketing efforts for our company. We agree to the following deal, among the specific points of our proposed agreement are:


         1.    Title - Executive Vice President and report to Harry Neer

         2.    Salary base - $240,000 per year

         3.    Three year severance agreement

         4.    Commissions:

                    Direct sales - 7% for first 18 months of paid revenue

                                   5% for next 18 months

                                   3% for the life of contract

                    Indirect sales - 2% override on all sales

         5. Bonus is a combination of stock and/or cash. The bonus will be based on 60% of the marketing/sales objectives and 40% of the company reaching its EBITDA. We are defining reaching EBITDA as 80% or greater of budgeted EBITDA.

         6. Vesting of stock will be based on a three year period and vesting 1/3 each year. Stock vesting is based on Number 5 of this letter.

         7.    Your benefits will be identical to the rest of the Executive
               Staff.

         8. Business expenses - the policy of the company is to ensure you do not lose money on travel nor gain money from your travel.


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Upon accepting this letter of intent and agreement, an Employment Contract will be submitted to you for review, negotiations and execution. If you are in agreement with all the above, indicate such by signing where indicated below.

Sincerely,



/s/ Harry M. Neer
-----------------
Harry M. Neer

Agreed to and accepted this 1st day of November, 1997.




/s/ William W. Wollenberg
-------------------------
William W. Wollenberg











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